UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

NISSAN AUTO LEASE TRUST 2013-A

(Exact name of Issuing Entity as specified in its charter with respect to the Notes)

NISSAN AUTO LEASING LLC II

(Exact name of Depositor as specified in its charter and Transferor of the SUBI Certificate to the Issuing Entity)

NISSAN-INFINITI LT

(Exact name of Issuer as specified in its charter with respect to the SUBI Certificate)

Delaware	333-170956-06	38-7090370
(State or Other Jurisdiction of Incorporation of Issuing Entity)	(Commission File Number of Issuing Entity)	(IRS Employer Identification No. of Issuing Entity)

ONE NISSAN WAY ROOM 5-124 FRANKLIN, TENNESSEE	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 725-1127

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01. OTHER EVENTS.

The Depositor has filed a final prospectus supplement, dated May 16, 2013 setting forth a description of the pool of closed-end Nissan and Infiniti leases, the related Nissan and Infiniti leased vehicles and related assets and the structure of $195,000,000 aggregate principal amount of the Class A-1 Asset Backed Notes, $195,000,000 aggregate principal amount of the Class A-2a Asset Backed Notes, $400,000,000 aggregate principal amount of the Class A-2b Asset Backed Notes, $360,000,000 aggregate principal amount of the Class A-3 Asset Backed Notes, and $109,825,000 aggregate principal amount of the Class A-4 Asset Backed Notes by Nissan Auto Lease Trust 2013-A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description
Exhibit 5.1	Opinion of Winston & Strawn LLP, dated as of May 22, 2013, as to legality matters

Exhibit 8.1	Opinion of Winston & Strawn LLP, dated as May 22, 2013, as to certain tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013	NISSAN AUTO LEASING LLC II

	By:	/s/ Shishir Bhushan
Name: Shishir Bhushan
Title: Treasurer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 5.1	Opinion of Winston & Strawn LLP, dated as of May 22, 2013, as to legality matters

Exhibit 8.1	Opinion of Winston & Strawn LLP, dated as of May 22, 2013, as to certain tax matters